Exhibit (p)(iv)

                                 CODE OF ETHICS
                                 --------------

                            HORIZON INVESTMENTS, LLC


                                 I. INTRODUCTION
                                  ------------

     A. FIDUCIARY DUTY. This Code of Ethics has been adopted by the above named Horizon Investments, LLC ("Horizon") in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended. Capitalized terms used in this Code are defined in Appendix 1 to this Code. All Appendices referred to herein are attached to and are a part of this Code.

     This Code is based on the principle that the officers and employees of Horizon have a fiduciary duty to place the interests of the Funds ahead of their own interests. The Code applies to all Access Persons and focuses principally on preclearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Funds.

     As fiduciaries, Access Persons must at all times:

          1. PLACE THE INTERESTS OF THE FUNDS FIRST. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Funds. An Access Person may not induce or cause a Fund to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund. For example, an Access Person would violate this Code by causing a Fund to purchase a Security he or she owned for the purpose of increasing the price of that Security.

          2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS. Access Persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, prerequisites, or gifts from persons seeking business with the Horizon could call into question the exercise of an Access Person's independent judgment.

          3. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE INCLUDING THE REPORTING REQUIREMENTS. Doubtful situations should be resolved in favor of the Funds. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

     B. APPENDICES TO THE CODE. The appendices to this Code are attached to and are a part of the Code. The appendices include the following:

          1.   DEFINITIONS (Appendix 1),

          2.   CONTACT PERSONS (Appendix 2),

          3.   CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS ( 3-I),

               a) PERSONAL SECURITIES HOLDINGS AND ACCOUNTS DISCLOSURE FORM (Appendix 3-A)

          4. FORM LETTER TO BROKER, DEALER OR BANK (Appendix 4)

          5. REPORT OF SECURITIES TRANSACTIONS (Appendix 5)

          6. INITIAL PUBLIC OFFERING / PRIVATE PLACEMENT CLEARANCE FORM (Appendix 6)


                      II.  PERSONAL SECURITIES TRANSACTIONS
                           --------------------------------

     A.  PROHIBITED TRANSACTIONS.

          1. PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions are prohibited and will not be authorized by the Compliance Officer (or a designee) absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

               a. INITIAL PUBLIC OFFERINGS (INVESTMENT PERSONNEL ONLY). Any purchase of Securities by Investment Personnel in an initial public offering (other than a new offering of a registered open-end investment company). However, if authorized, the Compliance Officer will maintain a record of the reasons for such authorization (see Appendix 6).

               b. PENDING BUY OR SELL ORDERS (INVESTMENT PERSONNEL ONLY). Any purchase or sale of Securities by Investment Personnel on any day during which any Fund has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn.

               c. SEVEN-DAY BLACKOUT (INVESTMENT PERSONNEL ONLY). Purchases or sales of Securities by Investment Personnel within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by the Funds. For example, if a Fund trades a Security on day one, day eight is the first day the Investment Personnel may trade that Security for an account in which he or she has a beneficial interest.

               d. INTENTION TO BUY OR SELL FOR A FUND (ALL ACCESS PERSONS). Purchases or sales of Securities by an Access Person at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of a Fund. This prohibition applies whether the Securities Transaction is in the same direction (e.g., two purchases) or the opposite direction (a purchase and sale) as the transaction of the Fund.

          2. ALWAYS PROHIBITED SECURITIES TRANSACTIONS. The following Securities
     Transactions   are  prohibited  and  will  not  be  authorized   under  any
     circumstances.

               a. INSIDE INFORMATION. Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security.

               b.  MARKET MANIPULATION.   Transactions intended to raise, lower,
          or maintain the price of any Security or to create a false appearance of active trading.

               c. OTHERS. Any other transactions deemed by the Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of a corporate opportunity, or an appearance of impropriety.

          3. PRIVATE PLACEMENTS (INVESTMENT PERSONNEL ONLY). Acquisition of Beneficial Interests in Securities in a private placement by Investment Personnel is strongly discouraged. The Compliance Officer (or a designee) will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Fund and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. If a private placement transaction is permitted, the Compliance Officer will maintain a record of the reasons for such approval (see Appendix 6). Investment Personnel who have acquired securities in a private placement are required to disclose that investment to the Compliance Officer when they play a part in any subsequent consideration of an investment in the issuer by a Fund, and the decision to purchase securities of the issuer by a Fund must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

     B.  EXEMPTIONS.

          1.  The  following   Securities   Transactions  are  exempt  from  the
     restrictions set forth in Section II.A.

               a. MUTUAL FUNDS. Securities issued by any registered open-end investment companies (including the Funds);

               b. NO KNOWLEDGE. Securities Transactions where neither the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

               c. CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

               d. RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

               e. MISCELLANEOUS. Any transaction in the following: (1) bankers' acceptances, (2) bank certificates of deposit, (3) commercial paper,
          (4) high quality short-term debt, including repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

          2. Personal Transactions in Securities that also are being purchased, sold or held by a Fund are exempt from the prohibitions of Sections II.A.1.b, and c, if the Access Person does not, in connection with his or her regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of Securities by that Fund.

          THE SECURITIES TRANSACTIONS LISTED IN SECTION II IN THIS SUBSECTION ARE NOT EXEMPT FROM THE REPORTING REQUIREMENTS OF THE CODE.

          3. APPLICATION TO COMMODITIES, FUTURES, OPTIONS ON FUTURES AND OPTIONS ON BROAD-BASED INDICES. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures are not subject to the seven-day blackout and prohibited transaction provisions of Section II.A., but are subject to transaction reporting.

                           III. REPORTING REQUIREMENTS
                                ----------------------

     A.  REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS

          1. INITIAL HOLDINGS AND ACCOUNTS REPORT. Any person who becomes an Access Person of Horizon or the Fund(s) must submit within 10 days of becoming an Access Person an Initial Holdings and Accounts Report (see Appendix 3-A) to the Compliance Officer listing all Securities accounts and securities that he or she holds in such accounts in which that Access Person (or Immediate Family member) has Beneficial Interest.

          2. QUARTERLY REPORTING REQUIREMENTS. Every Access Person and members of his or her Immediate Family must arrange for the Compliance Officer to receive directly from any broker, dealer, or bank that effects any Securities Transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person has a Beneficial Interest. Attached hereto as Appendix 4 is a form of letter that may be used to request such documents from such entities. All copies must be received no later than 10 days after the end of the calendar quarter. Each confirmation or statement must disclose the following information:

               a) the date of the transaction;
               b) the title (and interest rate and maturity date, if applicable)
               c) the number of shares and principal amount
               d) the nature of the transaction (e.g., purchase, sale);
               e) the price of the Security; and
               f) the name of the broker, dealer or bank through which the trade was effected.

               If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent that contain the information required above, the Access Person must submit a Quarterly Transaction Report (see Appendix 5) within 10 days after the completion of each calendar quarter to the Compliance Officer.

          3. Every Access Person who establishes a Securities account during the quarter in which that Access Person (or Immediate Family member) Beneficial Interest must submit an Account Report (see Appendix 5) to the Compliance Officer. This report must be submitted to the Compliance Officer within 10 days after the completion of each calendar quarter.

          4. ANNUAL HOLDINGS AND ACCOUNTS REPORT. Every Access Person must submit an Annual Holdings and Accounts Report (see Appendix 3-A) listing all Securities accounts and securities in which that Access Person (or Immediate Family member) has Beneficial Interest. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted. The completed report should be submitted to the Compliance Officer by December 31 following the end of the calendar year.

     B.  EXEMPTIONS, DISCLAIMERS AND AVAILABILITY OF REPORTS

          1. A Securities Transaction involving the following circumstances or Securities are exempt from the Reporting Requirements discussed above: (1) neither the Access Person nor an Immediate Family Member had any direct or indirect influence or control over the transaction; (2) Securities directly issued by the U.S. Government; (3) bankers' acceptances; (4) bank certificates of deposit; (5) commercial paper; (6) high quality short-term debt instruments, including repurchase agreements; (7) shares issued by open-end mutual funds; and (8) other Securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

          In addition, no Access Person of Horizon shall be required to make a Quarterly Transaction Report where such report would duplicate information recorded by Horizon pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940.

          2. DISCLAIMERS. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

          3. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code may be made available for inspection to the Managing Members of Horizon, the Compliance Officer, any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which Horizon is a member, any state securities commission, and any attorney or agent of the foregoing or of the Fund.

                               IV.  FIDUCIARY DUTIES
                                    ----------------

     A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds except to persons whose responsibilities require knowledge of the information.

     B. GIFTS. The following provisions on gifts apply to all Investment Personnel.

          1. ACCEPTING GIFTS. On occasion, because of their position with the Fund(s), Investment Personnel may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of Horizon. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

              If an Investment Person receives any gift that might be prohibited under this Code, the Investment Person must inform the Compliance Officer.

          2. SOLICITATION OF GIFTS. Investment Personnel may not solicit gifts or gratuities.

          3. GIVING GIFTS. Investment Personnel may not personally give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of Horizon's registered Fund(s).

     C. CORPORATE OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity properly belonging to Horizon. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for a Fund.

     D. UNDUE INFLUENCE. Access Persons may not cause or attempt to cause any Fund to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person or Immediate Family member stands to benefit materially from an investment decision for a Fund which the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Fund (or, if the Access Person in question is a person with authority to make investment decisions for the Fund, to the Compliance Officer) any Beneficial Interest that the Access Person (or Immediate Family member) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family member) or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the Compliance Officer, must determine whether or not the Access Person will be restricted in making investment decisions.

     E. SERVICE AS A DIRECTOR. No Investment Person may serve on the board of directors of a publicly-held company absent prior written authorization by the Compliance Officer. This authorization will rarely, if ever, be granted and, if granted, normally will require that the affected Investment Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits.

                      V.  COMPLIANCE WITH THIS CODE OF ETHICS
                          -----------------------------------

     A.   COMPLIANCE OFFICER REVIEW

          1. INVESTIGATING VIOLATIONS OF THE CODE. The Compliance Officer is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Managing Members of Horizon. The Managing Members together with the Compliance Officer are responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code by an Access Person will be reported to the Managing Members no less frequently than each regular quarterly meeting.

          2. ANNUAL REPORTS. The Compliance Officer will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the:

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

               a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

               b. Identifying any violation requiring significant remedial action during the past year; and

               c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

     B.   REMEDIES

          1. SANCTIONS. If the Compliance Officer and the Managing Members of Horizon determine that an Access Person has committed a violation of the Code following a report of the Compliance Officer, the Compliance Officer and the Managing Members may impose sanctions and take other actions as they deem appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Compliance Officer and the Managing Members of Horizon also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Compliance Officer and the Managing Members and shall be forwarded to a charitable organization selected by the Compliance Officer and the Managing Members. The Compliance Officer and the Managing Members may not review their own transaction.

          2. SOLE AUTHORITY. The Compliance Officer and the Managing Members have sole authority, subject to the review set forth in Section V.B.3 below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

          3. REVIEW. Whenever the Compliance Officer and the Managing Members determine that an Access Person has committed a violation of this Code that merits remedial action, they will report no less frequently than quarterly to the Managing Members of Horizon , information relating to the investigation of the violation, including any sanctions imposed. The
     Managing Members may modify such sanctions as it deems appropriate. The Managing Members and the Compliance Officer shall have access to all information considered by the Compliance Officer in relation to the case. The Compliance Officer may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board.

     C. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, the Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Officer finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Managing Members at its next regularly scheduled meeting after the exception is granted.

     D. COMPLIANCE CERTIFICATION. Each current Access Person and each newly-hired Access Person shall certify that he or she has received, read and understands the Code by executing the Certification of Compliance with the Code of Ethics form (see Appendix 3). In addition, by December 31 following the end

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

of the prior calendar year, all Access Persons will be required to re-certify on such form (see Appendix 3) that they have read and understand the Code, that they have complied with the requirements of the Code, and that they have reported all Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.

     E.  INQUIRIES REGARDING THE CODE.   The Compliance  Officer will answer any
questions about the Code or any other compliance-related matters.

                                                                      APPENDIX 1


                                  DEFINITIONS

     "ACCESS PERSON" means any managing member or Advisory Person of Horizon on the Fund(s).

     "ADVISORY PERSON" means (1) any employee of Horizon (or of any company in a control relationship with such companies) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund(s), or whose functions relate to the making of any recommendation with respect to such purchases or sales, and (2) any natural person in a control relationship to such companies who obtains information concerning the recommendations made to the Fund(s) with respect to the purchase and sale of securities by the Fund(s).

     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "CODE" means this Code of Ethics, as it may be amended from time to time.

     "COMPLIANCE OFFICER" means the Compliance Officer of Horizon and the persons designated in Appendix 2, as such Appendix shall be amended from time to time.

     "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

     "FUND" and "FUNDS" mean one or more of the registered portfolio(s) for which Horizon serves as investment adviser.

     "IMMEDIATE FAMILY" of an Access Person means any of the following persons who reside in the same household as the Access Person:

           child               grandparent            son-in-law
           stepchild           spouse                 daughter-in-law
           grandchild          sibling                brother-in-law
           parent              mother-in-law          sister-in-law
           stepparent          father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Officer determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "INITIAL PUBLIC OFFERING" is an offering of securities registered under the Securities Act of 1933 by an issuer who immediately before the registration of such securities was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     "INVESTMENT PERSONNEL" and "INVESTMENT PERSON" mean (1) employees of Horizon (or of any company in a control relationship to such companies) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of a security, or (2) any natural person who controls Horizon and who obtains information concerning recommendations made to the Fund(s) regarding the purchase and sale of securities by the Fund(s). References to Investment Personnel include Portfolio Managers.

     "1940 ACT" means the Investment Company Act of 1940, as amended.

     "PRIVATE PLACEMENT" means a limited offering exempt from registration pursuant to Rules 504, 505 or 506 or under Section 4(2) or 4(6) of the Securities Act of 1933.

     "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Fund.

     "HORIZON" means Horizon Investments, LLC.

     "SEC" means the Securities and Exchange Commission.

     "SECURITY" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures and options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest.

                                                                      APPENDIX 2


                                  CONTACT PERSONS


COMPLIANCE OFFICER

     1.  Robbie Cannon

MANAGING MEMBERS:

     2.  John Johnson & Robbie Cannon

                                                                      APPENDIX 3

                 CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS


     I acknowledge that I have received the Code of Ethics dated June 10, 2003 and certify that:

          1. I have read the Code of Ethics and I understand that it applies to me and to all accounts in which I or a member of my Immediate Family has any Beneficial Interest.

          2. In accordance with Section III.A. of the Code of Ethics, I will report or have reported all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section III.C.

          3. I have listed on Appendix 3-A of this form all accounts and securities in which I have, or any member of my Immediate Family has, any Beneficial Interest.

          4. I will comply or have complied with the Code of Ethics in all other respects.

          5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code of Ethics.



                                           -------------------------------------
                                           Access Person's Signature

                                           -------------------------------------
                                           Print Name
Date:____________________



                                  SEE NEXT PAGE

                                                                    APPENDIX 3-A

            PERSONAL SECURITIES HOLDINGS and ACCOUNTS DISCLOSURE FORM (for use as an Initial or Annual Holdings and Accounts Report)


     PURSUANT TO SECTION III.A.1 OR III.A.3 OF THE CODE OF ETHICS, PLEASE LIST ALL SECURITIES ACCOUNTS AND SECURITIES HOLDINGS FOR EACH SECURITIES ACCOUNT IN WHICH YOU OR YOUR IMMEDIATE FAMILY MEMBER HAS BENEFICIAL INTEREST. YOU DO NOT NEED TO LIST THOSE SECURITIES THAT ARE EXEMPT PURSUANT TO SECTION III.C.


Is this an Initial or Annual Report?     _________________

Name of Access Person:                   ____________________________

Name of Account Holder:                  ____________________________

Relationship to Access Person:           ____________________________

SECURITIES HOLDINGS:
--------------------

Attach to this Report your most recent account statement and/or list Securities held below:

  Name of Security    Quantity    Principal Amount    Name of Broker/Dealer/Bank
  ----------------    --------    ----------------    --------------------------

1

2.

3.

4.

5.
(Attach separate sheets as necessary)


SECURITIES ACCOUNTS:
-------------------
Account Name   Account Number   Date Account Opened   Name of Broker/Dealer/Bank
------------   --------------   -------------------   --------------------------
1.
2.
3.
4.
(Attach separate sheets as necessary)

     I certify that this Report and the attached statements (if any) constitute all the Securities accounts and Securities that must be reported pursuant to this Code.


------------------------------------
Access Person Signature


------------------------------------                  --------------------------
Print Name                                            Date

                                                                      APPENDIX 4

                    FORM OF LETTER TO BROKER, DEALER OR BANK



                                     [Date]

[Broker Name and Address]

         Subject: Account # _________________

Dear ________________:

     Horizon Investments, LLC ("Horizon"), my employer, is a registered investment adviser. In connection with the Code of Ethics adopted by Horizon, I am required to request that you send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account to my employer. Please note that the confirmations and/or periodic statements must disclose the following information:

               1) date of the transaction;

               2) the  title  of  the  security  (including  interest  rate  and maturity date) and price;

               3) the number of shares and principal amount;

               4) the nature of the transaction (e.g., purchase or sale); and

               5) the name of the firm effecting the trade.

If you are unable to provide this information, please let me know immediately. Otherwise, please address the confirmations and statements directly to:

                             Mr. Robbie Cannon
                             Horizon Investments, LLC
                             1233 Washington Street
                             Suite 1001
                             Columbia, SC 29201

     Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me at [phone number] or Mr. Cannon at (704) 844-1033.


                                             Sincerely,


                                             [Name of Access Person]

                                                                      APPENDIX 5

                    REPORT OF SECURITY TRANSACTIONS
                 FOR QUARTER ENDED ___________________


ACCESS PERSONS : You do not need to report transactions in 1) direct obligations of the U.S. Government, 2) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments, 3) shares of an open-end investment company, and 4) transactions which you had no direct or indirect influence or control.

     1)  the Fund purchased or sold such security or
     2) the Fund or their investment adviser considered purchasing or selling such security.


Disclose all securities transactions for the period covered by this Report:

------------------------------------------------------------------------------------------------------------------------------------
                                                               Price at
    Name/Description of          Number         Date of          Which        Principal       Bought              Name of
         Security*               Shares       Transaction      Effected        Amount        or Sold         Broker/Dealer/Bank
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* Please disclose the interest rate or maturity date, if applicable.

Did you establish any securities accounts during the period covered by this Report?  ___ Yes  ___ No

If Yes, please complete the following:


--------------------------------------------------------------------------------
                                       Date of
        Name of Broker             Account Opening              Account Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

____ The above is a record of every transaction in a security or account opened which I had, or in which I acquired, any direct or indirect beneficial ownership during the period indicated above.

____ I certify that the Compliance Officer has received confirmations or account statements pertaining to all transactions executed and that disclose the information required above, and notice of any accounts opened, during the period covered by this Report.

____   I have nothing to report for the period covered by this Report.



Date:                                Signature:
      -------------------------                ---------------------------------

                                                                      APPENDIX 6

                   INITIAL PUBLIC OFFERING / PRIVATE PLACEMENT
                                 CLEARANCE FORM
                  (for the use of the Compliance Officer only)

     The Code of Ethics for Horizon prohibits any acquisition of securities in an initial public offering (other than shares of open-end investment companies) and private placement by any Investment Person. In cases of exceptional circumstances, however, investments in such securities may be permitted. In these instances, a record of the rationale supporting the approval of such transactions must be completed and retained for a period of 5 years after the end of the fiscal year in which approval is granted. This form should be used for such record keeping purposes.



Name of Investment Person:          _________________________________

Date of Request:                    _________________________________

Name of IPO / Private Placement:    _________________________________

Date of Offering:                   _________________________________

Number of Shares/Interests          _________________________________

Price:                              _________________________________

Name of Broker/Dealer/Bank          _________________________________


___ I have cleared the IPO / Private Placement transaction described above.

    Reasons supporting the decision to approve the above transaction:





                                            ------------------------------------
                                                Name of Compliance Officer


                                            ------------------------------------
                                                Signature of Compliance Officer


                                           ------------------------------------
                                                Date